Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-61784), Form S-8 (No. 333-43364) and Form S-8/S-3 (No. 333-44978) of ACLARA BioSciences, Inc. of our report dated January 25, 2002 relating to the financial statements, which appears in this Form 10-K.

/s/    PricewaterhouseCoopers LLP

San Jose, California
April 1, 2002